UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

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☑ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☐ Definitive Information Statement

FROZEN FOOD GIFT GROUP, INC.
(Name of Registrant As Specified In Charter)

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	1)	Title of each class of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO
YOU BY THE BOARD OF DIRECTORS OF FROZEN FOOD GIFT GROUP, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

FROZEN FOOD GIFT GROUP, INC.
7825 Fay Avenue, Suite 200
La Jolla, CA 92037

 (888) 530-3738

INFORMATION STATEMENT

 February 19, 2012

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the Holders of Common Stock of Frozen Food Gift Group, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “ Exchange Act ”), to the holders  (the “ Common Stockholders ”) of Common Stock, par value $.00001 per share (the “ Common Stock ”), of Frozen Food Gift Group, Inc., a Delaware corporation (the “ Company ”), to notify such Common Stockholders that on Date, the Company received a written consent in lieu of a meeting of the holders of Common Stock holding in the aggregate approximately 73.2% of the total voting power of all issued and outstanding voting stock of the Company (the “ Majority Stockholders ”).   The Majority Stockholders authorized the following:

●
The Amendment of the Articles of Incorporation to authorize the issuance of five million (5,000,000) shares of “blank check” preferred stock, 0.0001 par value per share, to be issued in series, and all properties of such preferred stock to be determined by the Company’s Board of Directors (the “Authorized Blank Check Preferred Stock”)

 We have attached Appendix A hereto a form of the proposed amendment to Article Fourth of the Articles of Incorporation, indicating the increase in authorized shares of capital stock by an additional five million (5,000,000) shares of “blank check” preferred stock, 0.0001 par value per share, to be issued in series, and all properties of such preferred stock to be determined by the Company’s Board of Directors.

On December 27, 2012 the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Common Stock, the Authorized Blank Check Preferred Stock (the “Action”).  On December 31, 2012, the Majority Stockholders approved the Action by written consent in lieu of a meeting in accordance with the Delaware General Corporation Law (“DGCL”).  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice to the Common Stockholders on or about February __, 2013.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the Common Stockholders of the Company will benefit from this Action because it believes that the Company will be able to attract new investors for investment in its frozen food gift business and extinguish legacy debt.

The Board believes that the Common Stockholders of the Company will benefit from the Action because such changes may allow the Company greater flexibility in pursuing acquisitions, equity investments and other opportunities.

The authorization of the issuance of shares of Preferred Stock is not intended to have an anti-takeover effect. However, future issuances of Preferred Stock, especially if granted special voting rights or if convertible into Common Stock, could have the effect of diluting the voting rights of existing holders of Common Stock.

Accordingly, it was the Board’s opinion that the Actions would better position the Company to attract potential business candidates and provide the Common Stockholders a greater potential return.

INTRODUCTION

Section 228 of the Delaware General Corporation Law (“DGCL”) provides that the written consent of the holders of outstanding shares of voting capital stock having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted can approve an action in lieu of conducting a special stockholders' meeting convened for the specific purpose of such action. The DGCL, however, requires that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the Common Stockholders on or about February __, 2013.

This Information Statement contains a brief summary of the material aspects of the Action approved by the Board of Directors (the “ Board ”) of Frozen Food Gift Group, Inc. (the “Company,” “we,” “our,” or “us”) and the holders of the Common Stock that constitute a majority of the voting power of the Common Stock.

VOTING INFORMATION

As of January 19, 2013, there were issued and outstanding 129,017,612 shares of our Common Stock, all of which are entitled to vote regarding the approval of the Action.  Pursuant to Section 228 of the DGCL, at least a majority (more than 50%) of the voting equity of the Company, or at least sixty four million five hundred eight thousand eight hundred seven (64,508,807) votes, are required to approve the Action by written consent. The Majority Stockholders, which hold in the aggregate ninety four million one hundred eighty four thousand (94,184,000) votes or approximately 73% of the voting equity of the Company, have voted in favor of the Action, thereby satisfying the requirement under Section 228 of the DGCL that at least a majority of the voting equity vote in favor of a corporate action by written consent.

ACTION TO BE TAKEN

The Authorized Blank Check Preferred Stock will become effective on the date that we file the Amended Certificate of Incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Delaware.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of this information statement.

We currently expect to file the Amendment on or about March __, 2013.

With respect to the Action described in this Information Statement, the Board reserves the right, notwithstanding that the Majority Stockholders have approved the Action, to elect not to proceed with the Action if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate the Action..

INCREASE IN THE NUMBER OF AUTHORIZED SHARES BY AUTHORIZING BLANK CHECK PREFERRED STOCK

GENERAL

The Amendment of the Articles of Incorporation will authorize the issuance of an additional five million (5,000,000) shares of “blank check” preferred stock, $0.0001 par value per share, to be issued in series, and all properties of such preferred stock to be determined by the Company’s Board of Directors (the “Authorized Blank Check Preferred Stock”).

PURPOSE AND EFFECT OF INCREASING THE NUMBER OF AUTHORIZED SHARES BY AUTHORIZING BLANK CHECK PREFERRED STOCK

The Board of Directors believes that the increase in the number of authorized shares by authorizing the issuance of blank check preferred shares is in the best interests of the Company and its stockholders. The purpose of authorizing the number of shares of preferred stock is to have preferred shares available for issuance for such corporate purposes as the Board of Directors may determine in its discretion, including, without limitation:
-	conversion and extinguishment of convertible debt and securities
-	future acquisitions
-	investment opportunities
-	future financings and other corporate purposes

On February 16, 2012, the Company privately issued a total of 9,118,108 restricted shares of its Common Stock to Tangiers Investors, LP (“Tangiers”) in exchange for the sum of $50,000 ($0.0055/share). These shares represented 7.5% of the Company’s outstanding capital stock at that time, calculated after the issuance. As part of this transaction the Company agreed to use its best efforts to create a class of Series A Convertible Preferred Stock (“Preferred Series A”) which would allow the holder to convert its Preferred Series A shares into restricted common stock of the Company. As well, the holders of Preferred Series A would have a liquidation preference of $0.0055 per share. Once created, Tangiers has the right to convert its common shares received pursuant to the above transaction into the Preferred Series A, on a one share for one share basis. The increase in the number of authorized shares by authorizing the issuance of blank check preferred shares would allow the Company to fulfill that obligation to Tangiers by designating a class of Preferred Series A shares and issuing them to Tangiers, which it intends to do promptly.

The Company is actively internally discussing financing alternatives that may result in the issuance of shares of preferred stock. However, other than fulfilling its obligation to Tangiers to exchange 9,118,108 restricted shares of Company Common Stock held by Tangiers for an equal number of Preferred Series A shares, the Company has no such plans, proposals, or arrangements, written or otherwise, at this time to issue any of the newly available authorized shares of preferred stock.

The Board believes that the ability to create and issue various series of the Company's preferred stock with various properties as determined by its Board of Directors will provide it with greater speed and flexibility in determining the consideration that may be offered by the Company’s issuance of its equity in transactions such as mergers, acquisitions and other business combinations, and for raising capital for the Company. In many of these transactions, time is of the essence, and the ability of the Board to act in such matters without the time-consuming process of shareholder approval (especially in the case of an Exchange Act reporting company) can make the difference in consummation or not of such transactions.

The authorization of the issuance of five million shares of “blank check” preferred stock is not being done for the purpose of impeding any takeover attempt.  Nevertheless, the power of the Board of Directors to provide for the issuance of various series of the Company's preferred stock with various properties without shareholder approval has potential utility as a device to discourage or impede a takeover of the Company.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 19, 2013 (unless otherwise indicated), certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest.

Shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise or conversion of options are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

The following table summarizes certain information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934) of outstanding Common Stock as of February 19, 2013 (after giving effect to the Exchange) by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each of our directors, (iii) each of our named executive officers (as defined in Item 403(a) of Regulation S-K under the Securities Act), and (iv) all executive officers and directors as a group. Except as indicated in the footnotes below, the security and stockholders listed below possess sole voting and investment power with respect to their shares.

Stock Class	Name/Address	Number of Shares	Percent
	Executive Officers and Directors
Common	Matthew L. Schissler, Chairman	46,592,000	36.1%
Common	Jonathan F. Irwin, CEO, Director	46,592,000	36.1%
Common	John J. Berkeridge, Jr., Director	1,000,000	0.8%
	All executive officers and directors as a group (3 persons)	94,184,000	73.0%

	5% or More Shareholders
Common	Tangiers Partners, LP	12,793,108	9.9%
Common	ANP Industries, Inc.	12,678,424	9.9%
__________
 (1) Except as noted above, the address for the above identified officer and directors of the Company is c/o Frozen Food Gift Group, Inc., 7825 Fay Avenue, Suite 200, La Jolla, CA 92037. Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants, or convertible debt currently exercisable or convertible, or exercisable or convertible within 60 days of February 19, 2013 are deemed outstanding for computing the percentage of the person holding such option or warrant. Percentages are based on a total of 129,017,612 shares of common stock outstanding on February 19, 2103.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “ SEC ”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2012;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2012; and
(4)	Quarterly Report on Form 10-Q for the three months ended September 30, 2012.

You may request a copy of these filings, at no cost, by writing Frozen Food Gift Group, Inc. at 7825 Fay Avenue, Suite 200, La Jolla, CA 92037 or telephoning the Company at (888) 530-3738. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holder of Common Stock of the Company only for information purposes in connection with the Action, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

By Order of the Board of Directors

/s/ Jonathan Irwin
Jonathan Irwin
Chief Executive Officer and Director

Dated: February 19, 2012

APPENDIX A

Proposed Amendment to the Article Fourth of the Articles of Incorporation,
indicating the authorization of the issuance of five million (5,000,000) shares of “blank check” preferred stock, 0.0001 par value per share, to be issued in series, and all properties of such preferred stock to be determined by the Company’s Board of Directors

Fourth: The total number of shares of all classes of capital stock, which the corporation shall have authority to issue, is 20,005,000,000 shares. Stockholders shall not have any preemptive rights, nor shall stockholders have the right to cumulative voting in the election of directors or for any other purpose. The classes and the aggregate number of shares of stock of each class, which the corporation shall have authority to issue, are as follows:

(a) 20,000,000,000 shares of common stock, $0.00001 par value ("Common Stock");

(b) 5,000,000 shares of preferred stock, $0.00001 par value ("Preferred Stock").

The Preferred Stock may be issued from time to time in one or more series, with such distinctive serial designations as may be stated or expressed in the resolution or resolutions providing for the issue of such stock adopted from time to time by the Board of Directors; and in such resolution or resolutions providing for the issuance of shares of each particular series, the Board of Directors is also expressly authorized to fix: The right to vote, if any; the consideration for which the shares of such series are to be issued; the number of shares constituting such series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors; the rate of dividends upon which and the times at which dividends on shares of such series shall be payable and the preference, if any, which such dividends shall have relative to dividends on shares of any other class or classes or any other series of stock of the corporation; whether such dividends shall be cumulative or noncumulative, and if cumulative, the date or dates from which dividends on shares of such series shall be cumulative; the rights, if any, which the holders of shares of such series shall have in the event of any voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding up of the affairs of the corporation; the rights, if any, which the holders of shares of such series shall have to convert such shares into or exchange such shares for shares of any other class or classes or any other series of stock of the corporation or for any debt securities of the corporation and the terms and conditions, including price and rate of exchange, of such conversion or exchange; whether shares of such series shall be subject to redemption, and the redemption price or prices and other terms of redemption, if any, for shares of such series including, without limitation, a redemption price or prices payable in shares of Common Stock; the terms and amounts of any sinking fund for the purchase or redemption of shares of such series; and any and all other designations, preferences, and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof pertaining to shares of such series' permitted by law.

The Board of Directors of the Corporation may from time to time authorize by resolution the issuance of any or all shares of the Common Stock and the Preferred Stock herein authorized in accordance with the terms and conditions set forth in these Articles of Incorporation for such purposes, in such amounts, to such persons, corporations or entities, for such consideration, and in the case of the Preferred Stock, in one or more series, all as the Board of Directors in its discretion may determine and without any vote or other action by the stockholders, except as otherwise required by law. The capital stock, after the amount of the subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the Corporation.